SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

AMENDMENT NO.1 FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 10, 2005

UNIVERSAL FOG INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-51060	86-0827216
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1808 South 1st Ave

Phoenix, Arizona 85003

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(602) 254-9114

(ISSUER TELEPHONE NUMBER)

Edmonds 6, Inc.

(FORMER NAME AND ADDRESS)

==================================================================================

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.03	CHANGE IN FISCAL YEAR

The registrant will change from fiscal year ending 10/31/05 to calendar year ending 12/31/05 to conform to the operating company year end.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Financial statements of the business acquired are attached

(b)	Pro Forma Financial Information.

Not Applicable

(c) Exhibits.

99.1

Audited Financial Statements for Universal Fog, Inc. for the year ended December 31, 2004 and 2003. Consolidated Financial Statements for Universal Fog, Inc formerly known as Edmonds 6, Inc. and Universal Fog, Inc. for the 5 months ended May 31, 2005.

99.2	Unaudited Financial Statements for Universal Fog, Inc. for the three months ended March 31, 2005 .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL FOG, INC.

By: /s/ Tom Bontems
Tom Bontems
President

Dated: April 25, 2006